EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

10393444 Canada Inc. (aka McEwen Ontario), an Ontario corporation

11195581 Canada Inc., a Canadian federal corporation

912413 Ontario Inc., an Ontario corporation

Compania Minera Pangea S.A. de C.V., a Mexican corporation

Gold Bar Enterprises LLC, a Nevada limited liability company

Golden Pick LLC, a Nevada limited liability company

Las Yaretas S.A., an Argentinean corporation

Latin America Exploration Inc., a Cayman corporation

Lexam Explorations (USA), Inc., a Colorado corporation

Lexam VG Gold Inc., an Ontario corporation

McEwen Mining - Minera Andes Acquisition ULC, an Alberta corporation

McEwen Mining Alberta ULC, an Alberta corporation

Timberline Resources Company, a Delaware corporation

Wolfpack Gold, Nevada corporation (subsidiary of Timberline Resources Company)

Talapoosa Development, Delaware corporation (subsidiary of Timberline Resources Company)

BH Minerals USA, Inc., Colorado corporation (subsidiary of Timberline Resources Company)

Lookout Mountain LLC, Delaware corporation (subsidiary of Timberline Resources Company)

McEwen Mining Nevada Inc., a Delaware corporation

McEwen Copper Inc., an Alberta corporation (46.3% interest)

Minandes S.A., an Argentinean corporation

Minera Andes Gold Inc., a Cayman corporation

Minera Andes Inc., an Alberta corporation

Minera Andes Mining Inc., a Cayman corporation

Minera Andes S.A., an Argentinean corporation

Minera Andes Santa Cruz Inc., a Cayman corporation

Minera Santa Cruz S.A., an Argentinean corporation (49.0% interest)

Nevada Pacific Gold (US) Inc., a Nevada corporation

Oro de Soltula S.A. de C.V., a Mexican corporation

Pangea Resources, Inc., an Arizona corporation

Paragon Advanced Labs Inc. (27.0% interest)

Ticup LLC, a Nevada limited liability company

Tonkin Springs Gold Mining Company, a Colorado corporation

Tonkin Springs LLC, a Delaware limited liability company

Tonkin Springs Venture Limited Partnership, a Nevada limited partnership

U.S. Environmental Corporation, a Colorado corporation

VG Holdings Inc., a New Brunswick corporation

WKGUS LLC, a Nevada limited liability company